Exhibit 10.8

STRICT FORECLOSURE AGREEMENT

This STRICT FORECLOSURE AGREEMENT (the “Agreement”) is entered into as of January 16, 2008, by and between Tecstar Automotive Group, Inc. f/k/a Starcraft Corporation (“TAG”), an Indiana corporation, and WB Automotive Holdings, Inc. (“WB Holdings”) (collectively the “Parties”).

WHEREAS, Whitebox Convertible Arbitrage Partners L.P., Whitebox Hedged High Yield Partners L.P., Pandora Select Partners L.P. and Whitebox Intermarket Partners L.P. (“Purchasers”) and TAG entered into a Convertible Senior Subordinated Note Purchase Agreement dated as of July 12, 2004 (the “Note Purchase Agreement”), in connection with which TAG issued to Purchasers Convertible Subordinated Promissory Notes (the “Convertible Sub Notes”) in the aggregate principal amount of $15,000,000; and

WHEREAS, pursuant to the terms of a First Amendment to Convertible Senior Subordinated Note Purchase Agreement, dated as of January 31, 2007 (the “First Amendment to Note Purchase Agreement”), and a Second Amendment to Convertible Senior Subordinated Note Purchase Agreement, dated as of November 14, 2007 (the “Second Amendment to Note Purchase Agreement”), TAG and Purchasers amended the Note Purchase Agreement (the Note Purchase Agreement, as amended by the First Amendment to Note Purchase Agreement and the Second Amendment to Note Purchase Agreement, the “Amended Note Purchase Agreement”); and

WHEREAS, in connection with the First Amendment to Note Purchase Agreement, TAG issued to Purchasers Amended and Restated Convertible Subordinated Promissory Notes dated January 31, 2007, in the aggregate principal amount of $15,637,500, which were subsequently amended and restated on September 13, 2007 and November 14, 2007 to reduce the aggregate principal amount to $15,308,220 (all such notes as amended and restated, the “Amended and Restated Convertible Sub Notes”) (all obligations of TAG under the Amended Note Purchase Agreement and the Amended and Restated Convertible Sub Notes are sometimes collectively referred to as the “Amended and Restated Convertible Sub Note Obligations”); and

WHEREAS, WB QT, LLC, as agent for Purchasers, and Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), TAG’s parent corporation, entered into a Credit Agreement, dated as of January 31, 2007, under which Purchasers agreed to extend credit to Quantum; and

WHEREAS, to induce Purchasers to enter into the Credit Agreement, and as consideration therefor, TAG executed a Security Agreement, dated January 31, 2007 (the “TAG Security Agreement”), under which, as security for TAG’s obligations under the Amended Note Purchase Agreement and the Amended and Restated Convertible Sub Notes, TAG granted to Purchasers a security interest in all of TAG’s assets (the “Collateral”), including its stock in all of its subsidiaries and including all of its accounts receivable; and

WHEREAS, on February 9, 2007, each Purchaser filed a UCC-1 Financing Statement with the Office of the Secretary of State for the State of Indiana perfecting the security interest granted under the TAG Security Agreement; and

WHEREAS, to further induce Purchasers to enter into the Credit Agreement, and as consideration therefor, Quantum, TAG and certain of their affiliates (collectively “Grantors”) executed a Security Agreement, also dated January 31, 2007 (the “Credit Facility Security Agreement”), under which, as security for repayment of the credit extended to Quantum under the Credit Agreement, each Grantor granted a security interest in all of its assets; and

WHEREAS, to further induce Purchasers to enter into the Credit Agreement, and as consideration therefor, Quantum, TAG and certain of their affiliates (collectively “Pledgors”) executed a Pledge Agreement, dated January 31, 2007 (the “Pledge Agreement”), under which, as further security for repayment of the credit extended to Quantum under the Credit Agreement, each Pledgor pledged certain shares of stock, including a pledge, by TAG, of its equity interest in the Subsidiaries (defined below); and

WHEREAS, to further induce Purchasers to enter into the Credit Agreement, and as consideration therefor, Quantum executed a Guaranty dated January 31, 2007 (the “Quantum Guaranty”), absolutely and unconditionally guaranteeing repayment of TAG’s obligations under the Amended Note Purchase Agreement, including the Amended and Restated Convertible Sub Notes; and

WHEREAS, TAG failed to make the interest payments due and owing for the month of January 2008 under the Amended and Restated Convertible Sub Note Obligations and such non-payment has continued for more than ten business days constituting a default under the Amended and Restated Convertible Sub Note Obligations; and

WHEREAS, the occurrence of a default under the Amended and Restated Convertible Sub Note Obligations automatically renders the entire unpaid principal balance immediately due and payable in the amount of $15,308,220 plus accrued and unpaid interest (including “PIK interest”), through the date hereof, in the amount of $887,456.30 (the “Accrued Interest”) for a total of $16,195,676.30 (the “Indebtedness”); and

WHEREAS, the default under the Amended and Restated Convertible Sub Note Obligations constitutes a default under the TAG Security Agreement giving Purchasers the right to enforce their rights in the Collateral, including the rights and remedies of a secured creditor under Article 9 of the Uniform Commercial Code; and

WHEREAS, pursuant to the terms of an Assignment Agreement dated January 13, 2008 (the “Assignment Agreement”), Purchasers assigned to WB Holdings all of Purchasers’ right, title and interest in the Amended Note Purchase Agreement, the Amended and Restated Convertible Sub Notes, the TAG Security Agreement, and the Quantum Guaranty; and

WHEREAS, pursuant to the terms of a Convertible Promissory Note, dated January 16, 2008 executed by Quantum in the principal amount of $16,195,676.30 in favor of WB QT (the “Quantum Convertible Note”), and in consideration of a release of liability under the Quantum Guaranty, Quantum has agreed to assume the liability for the Accrued Interest leaving an Amended and Restated Convertible Sub Note Obligation of $15,308,220 (the “Remaining Indebtedness”) and

WHEREAS, in full payment and satisfaction of the Remaining Indebtedness and the Quantum Guaranty, TAG wishes to transfer, convey, assign and surrender to WB Holdings all of TAG’s right, title and interest in the following Collateral: all of TAG’s equity interest in Wheel-to-Wheel, LLC; all of TAG’s equity interest in Regency Conversions, LLC; all of TAG’s equity interest in Tecstar, LP; all of TAG’s equity interest in Tecstar Manufacturing Canada Limited; all of TAG’s equity interest in Powertrain Integration, LLC; all of TAG’s equity interest in Classic Design Concepts, LLC (collectively, the “Subsidiaries”); TAG’s joint venture interest in the joint venture with Amstar; TAG’s receivable reflecting indebtedness due to TAG from Tecstar LP in the amount of approximately $21,030,767; TAG’s receivable reflecting indebtedness due to TAG from Wheel-to-Wheel, LLC in the amount of approximately $16,032,000; (collectively, the “Intercompany Receivables”) and TAG’s interest in cash deposited with General Motors on behalf of Regency Conversions, LLC pursuant to the terms of a written agreement between General Motors and Regency Conversions, LLC (the “Cash Deposit”) (TAG’s equity interest in the Subsidiaries, its interest in the joint venture with Amstar, the Intercompany Receivables and the Cash Deposit are hereinafter referred to as the “Transferred Collateral”), free and clear of all liens, claims, interests and encumbrances, except for Permitted Encumbrances (as defined below); and

WHEREAS, WB Holdings wishes to accept the transfer of the Transferred Collateral in full satisfaction of the Remaining Indebtedness.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full, and made a part of, this Agreement.

2. Release of liability for Accrued Interest and Transfer of the Transferred Collateral to WB Holdings in Full Satisfaction of the Remaining Indebtedness. Effective upon execution of the Quantum Convertible Note, WB Holdings releases TAG’s liability for the Accrued Interest. Pursuant to Section 9-620 of the Uniform Commercial Code, by the execution of this Agreement by TAG and WB Holdings, TAG hereby voluntarily transfers, conveys and assigns to WB Holdings all of TAG’s legal, equitable and beneficial right, title and interest in and to the Transferred Collateral and TAG consents, without any objection of any kind or nature, to the acceptance by WB Holdings of the Transferred Collateral, and WB Holdings agrees by the execution of this Agreement by TAG and WB Holdings that such transfer is in full satisfaction, payment and release of the Remaining Indebtedness and the Quantum Guaranty. (All references to the Uniform Commercial Code are deemed to be references to the Uniform Commercial Code in effect in the State of Michigan as of the date of this Agreement (the “UCC”) unless otherwise specifically indicated.) TAG further agrees that: (i) it shall execute or deliver to WB Holdings such further instruments or documents, or take such further action, as is necessary or desirable to WB Holdings to accomplish the transfer of the Transferred Collateral contemplated hereby, and (ii) it shall otherwise cooperate with WB Holdings in its effort, if any, to sell or otherwise dispose of the Transferred Collateral. WB Holdings agrees that it shall execute or deliver to TAG or Quantum such further instruments or documents, or take such further action, as is necessary or desirable to TAG or Quantum to evidence the satisfaction and payment of the Remaining Indebtedness and of the Quantum Guaranty. Without limiting the foregoing, upon execution of this Agreement, TAG shall deliver to WB Holdings all certificates and instruments representing or evidencing TAG’s equity interest in the Subsidiaries. With respect to all equity interests in Subsidiaries consisting of uncertificated securities or interests, book-entry securities or securities entitlements, TAG shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to WB Holdings or (b) cause such Collateral to be transferred into the name of the WB Holdings.

3. Acceptance of the Transferred Collateral in Full Satisfaction of the Remaining Indebtedness. WB Holdings hereby accepts the transfer pursuant to Section 9-620 of the UCC and other applicable laws, of all of TAG’s right, title and interest in and to the Transferred Collateral in full payment, satisfaction and release of the Remaining Indebtedness and of the Quantum Guaranty.

4. Effect of Transfer and Acceptance of Transferred Collateral.

a. The Parties acknowledge and agree that the transfer and acceptance of the Transferred Collateral and proceeds hereunder hereby is in full payment, satisfaction and release of the Remaining Indebtedness and the Quantum Guaranty and, as such, is in full satisfaction of the Remaining Indebtedness and of the Quantum Guaranty pursuant to Section 9-620 et seq. of the UCC. Upon execution of this Agreement, and of the Quantum Convertible Note, the Amended and Restated Convertible Notes shall be marked satisfied and surrendered to TAG.

b. WB Holdings will send an informational notice of the transfer of Transferred Collateral to the parties listed on Schedule A hereto. TAG: (a) agrees that it has received notice sufficient for compliance with Sections 9-620 and 9-621 of the UCC and, in the alternative, hereby expressly waives (i) any requirement for receipt of such notice and any right to notification of sale, transfer, conveyance or surrender of the Transferred Collateral pursuant to Sections 9-620 and 9-621 of the UCC, and (ii) any remedies, rights, defenses or actions the TAG might have as a result of failure to have received such notice; (b) waives the right to redeem the Transferred Collateral under Section 9-623 of the UCC or otherwise; (c) waives any right to object to the sale, transfer, conveyance or surrender of the Transferred Collateral pursuant to Section 9-620 of the UCC or otherwise; (d) waives any obligation of WB Holdings to dispose of the Transferred Collateral; (e) waives any other right, whether legal or equitable, that TAG may have in and to the Transferred Collateral; and (f) agrees that the transactions contemplated herein are commercially reasonable. TAG acknowledges and agrees that the waivers set forth in this Section and elsewhere in this Agreement constitute material consideration for the agreement of WB Holdings to execute and deliver this Agreement.

5. Segregation and Delivery of Transferred Collateral by TAG. TAG shall hold for the benefit of, and in trust for, WB Holdings all proceeds of the Transferred Collateral. TAG will remit to WB Holdings immediately any such proceeds and shall not commingle proceeds with its other property.

6. Representations, Warranties, Covenants and Further Acknowledgments of TAG. With respect to all periods through and including the date of execution hereof, and except as otherwise agreed herein, TAG’s representations, warranties, covenants and acknowledgments contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement. TAG further represents, warrants, covenants and acknowledges that:

a. the Amended Note Purchase Agreement, the Amended and Restated Convertible Sub Notes and the TAG Security Agreement constitute legal, valid and binding agreements and obligations of TAG, enforceable in accordance with their terms, and WB Holdings is presently entitled to exercise enforcement rights and remedies thereunder, subject to the provisions of this Agreement;

b. TAG does not and shall not dispute, in any judicial, administrative or other proceeding, the validity, priority, enforceability or extent of WB Holdings’ liens and security interests in any part of the Collateral or the Transferred Collateral, nor WB Holdings’ entitlement to the immediate possession of the Transferred Collateral;

c. TAG has the requisite authority and power to enter into this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy and similar legal and equitable exceptions;

d. TAG is not acting on any representation, understanding or agreement not expressly set forth in this Agreement;

e. TAG is not aware of pending or threatened litigation, or government action against it with the exception of the matters previously disclosed to WB Holdings by TAG in writing.

f. to the best of TAG’s knowledge and after good faith inquiry, TAG is in compliance in all material respects with all applicable environmental laws and regulations;

g. TAG knowingly and freely has entered into this Agreement without any duress, coercion or undue influence exerted by or on behalf of WB Holdings or any affiliate of WB Holdings;

h. the execution, delivery and performance by TAG of this Agreement does not and will not contravene: (i) TAG’s organizational documents; (ii) any law, judgment, award, rule, regulation, order, decree, writ or injunction of any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement); or (iii) any agreement, instrument, or indenture binding on or otherwise affecting TAG except as described on Schedule B to this Agreement;

i. the execution, delivery, and performance by TAG of this Agreement does not and will not require any filing or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement), other than such filings as may be required to evidence the transfer of the Transferred Collateral; and

j. no party other than TAG, Purchasers and WB Holdings has any other claim or interest in the Collateral or the Transferred Collateral, and that, upon execution hereof, WB Holdings shall have full legal title to the Transferred Collateral and is entitled to the immediate transfer by TAG of the Transferred Collateral free and clear of any other lien, claims, interest and encumbrance except as set forth on Schedule C to this Agreement (“Permitted Encumbrances”).

7. Representations, Warranties, Covenants and Further Acknowledgments of WB Holdings. With respect to all periods through and including the date of execution hereof, and except as otherwise agreed herein, WB Holdings’ representations, warranties, covenants and acknowledgments contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement. WB Holdings further represents, warrants, covenants and acknowledges that:

a. WB Holdings has the requisite authority and power to enter into this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy and similar legal and equitable exceptions;

b. WB Holdings acknowledges that, except as expressly set forth in Section 6 above, it is not receiving or relying upon any other representations or warranties from TAG, whether by operation of contract, law or otherwise, and reliance on any other such representations and warranties is hereby disclaimed;

c. WB Holdings is not acting on any understanding or agreement not expressly set forth in this Agreement;

d. the execution, delivery and performance by WB Holdings of this Agreement does not and will not contravene: (i) WB Holdings’ organizational documents; (ii) any law, judgment, award, rule, regulation, order, decree, writ or injunction of any court, legislature, agency, board, bureau, commission, instrumentality of any legislative, administrative or regulatory body (in each case whether federal, state, local, foreign or domestic or any agreement); or (iii) any agreement, instrument, or indenture binding on or otherwise affecting WB Holdings;

e. WB Holdings has obtained the consent of Purchasers to the execution, delivery and performance of this Agreement, and the determination and exercise of the relative rights and priorities of WB Holdings and Purchasers in the Transferred Collateral shall be the responsibility of WB Holdings, and TAG makes no representation, warranty or agreement with respect thereto;

f. The Transferred Collateral is being acquired for investment purposes in compliance with all applicable securities laws, and not with a view to the distribution thereof.

8. Waiver/Release of Claims by TAG. Effective upon the date hereof, TAG hereby (a) irrevocably and unconditionally releases and forever discharges Purchasers and WB Holdings and their respective shareholders, members, managers, officers, agents, professionals, employees, attorneys, representatives, affiliates, subsidiaries, directors, predecessors, successors and assigns, and each of them (collectively, the “Releasees”), from any and all rights, claims, remedies and causes of action relating to the Amended Note Purchase Agreement, the Amended and Restated Convertible Notes, the Security Agreement and the transfer of the Transferred Collateral under this Agreement, whether known or unknown, liquidated or unliquidated, contingent or absolute, accrued or unaccrued, matured or unmatured, insured or uninsured, joint or several, determined or undetermined, determinable or otherwise (the “Released Claims”) and (b) covenants not to sue any of the Releasees on account of any Released Claims. Notwithstanding anything herein to the contrary, nothing herein shall constitute a waiver of any of the terms and conditions of this Agreement or any other agreement executed concurrently or substantially currently herewith.

9. Assurance of No Assignment. Except as otherwise disclosed herein, each Party represents that it owns and has not assigned or transferred to any other person or entity any or all of its rights, property interests and claims as are being altered, transferred or otherwise affected by this Agreement.

10. Covenant of Further Assurances. The Parties covenant and agree that, from and after the execution and delivery of this Agreement, they shall, from time to time, execute, deliver and file any and all documents and instruments as are reasonably necessary or requested by the other Party to implement the terms of this Agreement. The Parties further covenant to provide reasonable access to all books and records related to the Transferred Collateral for purposes of effectuating the agreements contained herein. TAG further covenants that it shall not include any of the Transferred Collateral in any schedules of assets to be filed in connection with any subsequent petition filed by or against it under Title 11 of the United States Code or any similar proceeding under applicable state or federal law.

11. Reaffirmation. TAG confirms to WB Holdings that until the execution of this Agreement, the Amended and Restated Convertible Sub Note Obligations are and continue to be secured by the security interests granted by TAG in favor of Purchasers now held by WB Holdings under the TAG Security Agreement.

12. Entire Agreement. This Agreement represents the final agreement between the Parties with respect to its subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements between the Parties with respect to the subject matter of this Agreement.

13. Successors and Assigns. This Agreement shall: (a) be binding on the Parties and their respective successors and assigns; and (b) inure to the benefit of the Parties and their respective successors and assigns.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan applicable to contracts made and to be performed within such state without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

15. Amendment, Waiver. This Agreement may be amended, modified or waived only in a writing signed by both Parties.

16. Good Faith and Consultation with Legal Counsel. This Agreement has been jointly drafted by WB Holdings and TAG and both parties have had access to and the opportunity to consult with independent legal counsel. Both of the Parties acknowledge having read all of the terms of this Agreement and they enter into the Agreement voluntarily and without duress.

17. Severability. In the event that any one or more of the provisions of this Agreement shall be for any reason invalid, illegal or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement and such invalid, illegal or unenforceable provision shall be treated as if it had never been contained herein.

18. Revival of Obligations. Notwithstanding any other provision of this Agreement, and in the event TAG becomes a debtor in a case under Title 11 of the United States Code (the “Bankruptcy Code”), in the event that the transfer of the Transferred Collateral, or any part thereof, is subsequently invalidated, declared to be a fraudulent or preferential transfer, set aside, avoided and/or required to be repaid to a trustee, receiver or any other party, whether under any bankruptcy law, state or federal law, common law or equitable cause, or otherwise, then the Amended and Restated Convertible Sub Note Obligations and the Quantum Guaranty, to the extent they remain unsatisfied, together with all defenses, claims, counterclaims, rights and remedies, both legal and equitable, that TAG has or may have under the Amended and Restated Convertible Sub Note Obligations, that Quantum has or may have under the Quantum Guaranty and that

TAG or Quantum may have under applicable law, shall be revived and reinstated and shall continue in full force and effect until WB Holdings has received payment in full on such obligations.

19. Third Party Beneficiary. Quantum is an intended third-party beneficiary of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of the day and year first written above.

TECSTAR AUTOMOTIVE GROUP, INC.		WB AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Kenneth R. Lombardo	By:	/s/ Jonathon Wood
Its:	Secretary	Its:	CFO